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                                                     EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 3, 2000, except for Note 12, as to which the date is June 7, 2000, related to the financial statements of Stockwalk.com Group, Inc. and subsidiaries in Amendment No. 1 to the Registration Statement (Form S-2) and related prospectus of Stockwalk.com Group, Inc. for the registration of $30,000,000 in Convertible Subordinated Notes.

                                /s/ Ernst & Young


Minneapolis, Minnesota
June 23, 2000
































                                 Exhibit 23.1-1